Exhibit 99.3

Y e a r - End 2023 Financial Results and Credova Acquisition Announcement March 2024

Disclaimer Investor Presentation | March 2024 2 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. This presentation (“Presentation”) has been prepared in connection with an update regarding 2023 financial results of PSQ Holdings, Inc. (“PublicSquare”) and a transaction (the “Transaction”) between PublicSquare and Credova Holdings, Inc. (“Credova”). This Presentation does not purport to contain all of the information that may be required to evaluate PublicSquare or the Transaction. This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by PublicSquare or Credova or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of PublicSquare or the Transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, none of PublicSquare or Credova or any of their respective affiliates, directors, officers, employees or advisers or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this Presentation and any such liability is expressly disclaimed. Safe Harbor Statement This Presentation contains forward - looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward - looking statements. Such forward - looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare and Credova, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare and Credova. Forward - looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this Presentation, include statements about the anticipated benefits of the acquisition of Credova; however, the absence of these words does not mean that a statement is not forward - looking. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward - looking statements in this communication, including, without limitation: (i) the outcome of any legal proceedings that may be instituted against PublicSquare related to the acquisition of Credova, (ii) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period, (iii) the ability of PublicSquare and Credova to integrate the business successfully and to achieve anticipated synergies and value creation, (iv) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (v) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (vi) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, including Every Life, PSQ Link, E - commerce, the Tucker Carlson partnership and Credova, (vii) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (viii) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (ix) the ability to execute PublicSquare’s anticipated business plans and strategy, (x) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (xi) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, and (xii) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward - looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Financial Information and Non - GAAP Financial Measures Investor Presentation | March 2024 3 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Any financial projections presented in this Presentation represent the current estimates by the management of future performance based on various assumptions, which may or may not prove to be correct. Neither PublicSquare’s nor Credova’s independent registered public accounting firm has audited, reviewed, compiled or performed any procedures with respect to the projections and accordingly they did not express an opinion or provide any other form of assurance with respect thereto. These unaudited financial projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying these projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks that could cause actual results to differ materially from those contained in these unaudited financial projections. Accordingly, there can be no assurance that these projections will be realized. Inclusion of the unaudited financial projections in this Presentation should not be regarded as a representation by any person that the results contained in the unaudited financial projections will be achieved. This Presentation also includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing Credova’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. The presentation of these measures may not be comparable to similarly - titled measures used by other companies. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. Industry and Market Data The information contained herein also includes information provided by third parties, such as market research firms. None of PublicSquare, Credova or their respective affiliates and any third parties that provide information to PublicSquare, Credova, such as market research firms, guarantee the accuracy, completeness, timeliness or availability of any information. None of PublicSquare, Credova or their respective affiliates and any third parties that provide information to PublicSquare or Credova, such as market research firms, are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content. PublicSquare and Credova expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein. Trademarks and Intellectual Property All trademarks, service marks, and trade names of PublicSquare or Credova or their respective affiliates used herein are trademarks, service marks, or registered trade names of PublicSquare or Credova, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with PublicSquare or Credova, or an endorsement or sponsorship by or of PublicSquare or Credova. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that PublicSquare or Credova or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

PublicSquare Full - Year 2023 Highlights Increased net revenue by 1 , 097 % to $ 5 . 7 million compared to the full year 2022 (net of returns & discounts) Increased PublicSquare marketplace revenue by 529% compared to the full year 2022 EveryLife, the Company’s wholly - owned baby - care brand, contributed over $2.7 million in new revenue for the full year 2023, of which 70% was subscription - based Increased consumer members by 338% to over 1.6 million compared to the full year 2022 Investor Presentation | March 2024 4 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. Increased businesses on the platform by 130% to over 75,000 compared to full year 2022 Incurred $6.8 million in one - time transaction costs related to the business combination for the full year 2023 Ended the year with fortified balance sheet of $16.4 million in cash Increased marketplace traffic from Nov 1, 2023, to Dec 31, 2023, by 549% YOY, achieved Average Order Value (AOV) >$70, with average engagement time per user up 90% YOY 1. eCommerce launched November 2023.

PublicSquare

PublicSquare Acquires Credova — Building Uncancellable Payment Ecosystem for the Parallel Economy

Summary of Transaction

CONSIDERATION	PublicSquare exchanged approximately 2.9 million shares of newly-issued Class A common stock for all of the outstanding shares of Credova Acquisition consummated March 13, 2024
REFINANCING & TIMING	All of Credova's outstanding subordinated debt was canceled and either repaid or exchanged for newly-issued 10-year PublicSquare promissory notes at more favorable interest rates, convertible into Company Class A shares $8.45 million of new convertible notes attributable to Credova transaction
EXECUTIVE LEADERSHIP & GOVERNANCE	Credova leadership team has joined PublicSquare team as part of Credova subsidiary Credova CEO Dusty Wunderlich will be President of Credova subsidiary and is also expected to join PublicSquare's Board of Directors
LOCKUP	Securities issued to former Credova stockholders and subdebt holders will be subject to a one-year lock-up period after the close of the transaction, subject to limited exceptions, accompanied by restrictions on hedging and shorting activities

Key Highlights

- Credova has financed over a quarter billion dollars in transactions since its inception in 2018, and its merchant and customer universe is additive to PublicSquare, with over 4,800 merchants onboarded to date and 2.8 million unique applicants to date
- Creates a fully uncancellable commerce stack by combining a payments platform, financing solutions, and a marketplace
- Credova management forecasts and historical results suggest the acquisition is expected to be immediately accretive to the Company, before any anticipated synergies, as Credova (unaudited) management financials reflect net revenues of $15.5 million, adjusted EBITDA (a non-GAAP measure) of approximately $2.3 million and Free Cash Flow (a non-GAAP measure) of $1.6 million during FY2023 [1]
- Credova's BNPL business has compelling and differentiated market power in values-aligned sectors including firearms, ammunition, and outdoor recreation
- Credova is the leading BNPL solution for the firearms and shooting sports industry
- Credova has exclusive partnerships with over 60% of the top online shooting sports retailers
- Provides PublicSquare an entry point into buy now, pay later (BNPL) payments universe, a critical component to the future of marketplace transactions
- Integrating BNPL functionality into the PublicSquare platform is expected to act as a force multiplier to increase potential sales for both Credova and PublicSquare merchants
- Credova leadership who have joined the Company are aligned and committed to PublicSquare's mission
- Transaction supports PublicSquare's marketplace ecosystem approach, providing potential new opportunities in payment infrastructure as well as consumer and business financing

1. The definitions and reconciliations of Adjusted EBITDA and Free Cash Flow are provided under the heading Non-GAAP Reconciliation on slide 19 of this presentation

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 5

PublicSquare

About Credova

Credova is a BNPL leader with a diverse multi-product offering

Credova is the trusted point-of-sale financing choice in the firearms and shooting sports industry, an area often overlooked and rejected by BNPL companies, banks, and other traditional finance services

Unlike other providers, Credova caters to a broad consumer spectrum, offering a variety of financing options from non-scored individuals to prime customers

Credova's network of values-aligned partnerships with financial institutions, lenders, and servicing partners strengthens PublicSquare's ability to provide innovative financing solutions to customers and retailers in the parallel economy

Competitor Matrix [1]

	affirm	afterpay	Klarna.	sezzle	credova
BNPL for All Products					✓
Installment/Loan	✓		✓		✓
Prime	✓	✓	✓	✓	✓
Midprime	✓	✓	✓	✓	✓
Sub-Prime		✓			✓
Split Pay, No Interest	✓	✓	✓	✓	✓
Multiple Offers to Consumers	✓		✓		✓
Approvals Up to $10,000	✓				✓
Partnered with the NSSF					✓
Designed for the Firearm Industry					✓

1. *Disclaimer: The chart provided is intended for comparison of various Buy Now, Pay Later (BNPL) brands. The chart is comparing BNPL brands on the basis of their first party financing offers. This comparison does not encompass the services provided by the companies operating as a platform where other BNPL lenders might extend their loan offerings. Please be advised to consider this context while interpreting the data and comparisons provided in this chart.

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 6

PublicSquare

Credova Merchants

Credova Merchant Partners

Featured Stores


BROWNELLS
BUDS
CLASSIC FIREARMS
DANIEL DEFENSE
EOTECH
GRABAGUN
GUIDEFITTER
GUNS.COM
PRIMARY ARMS
RANGE USA

Brownells | Buds Gun Shop | Classic Firearms | Daniel Defense | EOTECH
GrabAGun | Guidefitter | Guns.com | Primary Arms | Range USA


sportsmans OUTDOOR SUPERSTORE
VANCE OUTDOORS

Sportsman's Outdoor Superstore | Vance Outdoors

Credova has secured exclusive partnerships with over 60% of the top online shooting sports retailers in the industry

Source: credova.com/seeallstores

By the Numbers

4,800+

Merchants Onboarded to Date

9 of Credova's top 10 merchants have multi-year exclusive agreements in place

Those merchants make up 59% of total origination (2023)


Origination (2023)
59%
0%
100%

Data from Credova, December 2023

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 7

Credova Customers By the Numbers Credit Score Data from Credova, December 2023 2.8 million Unique Applicants on the Credova Platform 668 Average Credit Score 92% December transactions with Shooting Sports Retailers $1,081 Average Contract Value Average Contract Value (ACV) Percentage of Origination Sub Prime (<600) Near Prime (600 - 699) Prime (700+) Sub Prime (<600) $753 Near Prime (600 - 699) $1,076 Prime (700+) $1,381 14% 44% 42% $289 million Financed To Date Investor Presentation | March 2024 8 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. 1. Since Credova Inception date of 12/01/2018

PublicSquare


8:47
PublicSquare
BOGO
StopBox Pro Bundle
StopBox USA
Quick-access firearm security proudly made in the USA.
Gifts under $100

Credova Aims to Expand Access for Americans to 2nd Amendment Rights

Flexible Financing Options

Credova's financing options break down financial barriers by making it easier for individuals from various income levels to purchase firearms and related products, ensuring that 2nd Amendment rights are accessible to a broader demographic.

Accessible Firearm Ownership

By providing flexible payment solutions, Credova empowers more Americans to become firearm owners. We believe this increased access to firearms contributes to a safer and more secure society.

Protection from Cancellation

Credova's robust technology platform ensures that purchases in the PublicSquare marketplace remain secure from cancel culture. This reliability is crucial in safeguarding the ability of Americans to transact without interference.

Supporting the Parallel Economy

Credova's commitment to the parallel economy means that even those traditionally underserved by financial institutions can participate in firearm ownership, further strengthening the foundation of 2nd Amendment rights for all Americans.

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 9

Credova Immediately Accretive to PublicSquare CY2022 Audited Financials vs CY2023 Unaudited Financials ($ in millions) 20% - 30% % Origination Growth 24% - 25% % Revenue Capture (% of Originations) 24% - 28% % EBITDA Margin (% of Revenue) 20% - 23% % FCF Conversion (% of revenue) Credova 2024 Outlook (As of March 13, 2024, Illustrative standalone & excluding synergies) Originations Adjusted EBITDA Free Cash Flow +6% - 9% CY 2022 CY 2022 ($2.7) CY 2022 ($1.9) CY 2022 $57.4 $60.8 $17.0 30% nm nm 25% Net Revenue % ORIGINATION 15% 10% % MARGIN % CONVERSION CY 2023 CY 2023 CY 2023 CY 2023 $15.5 $2.3 $1.6 1. 2023 financial information is based solely on Credova (unaudited) management financial information, which has not undergone review by third parties. Actual 2023 results may be different. 2022 financial information prepared in accordance with U.S. GAAP and reviewed by independent third - party auditors in accordance with AICPA standards. Investor Presentation | March 2024 10 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

PublicSquare

BNPL’s Emergence as a Payment Mainstay

US BNPL Users, 2022-2026
(millions)

↗ 7% CAGR


79.0
104.6
2022
2026

Source: intelligence.com/chart/258852/us-buy-now-pay-later-bnpl-users-2021-2026-millions-change-of-internet-users

US BNPL Payment Value, 2022-2026
(billions)

↗ 17% CAGR


$75.6
$143.4
2022
2026

Source: insiderintelligence.com/chart/257158/us-buy-now-pay-later-bnpl-payment-value-2021-2026-billions-change

US Adults Who Used BNPL to Make at Least One Purchase Recently*, by Demographic, Sept 2023 (% of repondents in each group)


Gen Z (18-26) 37%
Millennials (26-42) 32%
Gen X (43-58) 16%
6% Baby Boomers (59-77)

Note: *August 2023

Source: insiderintelligence.com/content/more-than-one-third-of-us-gen-zers-have-used-bnpl-recently

BNPL Usage Hit All Time High on Cyber Monday (2023)

BNPL usage
$940 million
in online spend (up 43% YOY)

Number of items per order rose
11% YOY
as shoppers used BNPL for increasingly larger carts

From Nov 1 to Nov 27 2023, BNPL drove
$8.3 billion
in total sales (up 17% YOY)

Source: news.adobe.com/news/news-details/2023/Media-Alert-Adobe-Cyber-Monday-Surges-to-12.4-Billion-in-Online-Spending-Breaking-E-Commerce-Record/default.aspx

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 11

PublicSquare

Estimated US Firearms Total Addressable Market (TAM)

Shooting Sports Industry Economic Impact (US)

$80 billion

in 2023

Online Gun & Ammo Sales (US)

$3.1 billion

in 2023

Source: National Shooting Sports Foundation

In 2023, there were more firearms sold in the United States than cars


Firearms
15.9 million
Cars
15.5 million

Source: wsj.com/business/autos/u-s-auto-sales-bounced-back-in-2023-ecd389dd#

$18.5 billion

Firearm TAM in the US in 2023[1]

4.8 million

New Firearms Owners in the US in 2023[2]

43%

of American households own at least one firearm[3]

15.9 million

Firearms Sold in the US in 2023

1. Source: ibisworld.com/industry-statistics/market-size/gun-ammunition-stores-united-states/
2. Source: nssf.org/articles/2023-record-year-for-firearms-2024-looming-large/
3. Source: statista.com/statistics/249740/percentage-of-households-in-the-united-states-owning-a-firearm

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 12

Expected Benefits of Integrating BNPL into PublicSquare eCommerce Platform

- BNPL raises PublicSquare's Gross Merchandise Value (GMV) and increases number of transactions
- Drives growth for merchants
- Attracts more consumers to platform
- Seamless integration of payments reduces transaction friction and abandoned carts



9:30
credova
Adventure Now, Pay Later
Apply with no impact to your credit. Fill your cart and select Credova as your payment method at checkout.
Pay in 4
4 payments, no interest for purchases between $150 to $700.
Pay Over Time
Payments up to 60 months for purchases between $300 to $10,000.
Continue
The example provided is based on a borrower with a 700 credit score with $0.00 down payment, a 24 mo term, and an APR of 17.99%. Rate and information provided are subject to underwriting guidelines and applicant's creditworthiness as established by their credit profile. Actual payments may be higher. Other terms and conditions may apply.
Payment options through Credova are provided by merchants, other financial institutions, Alabama Credit Union Member NCUA, or Credova Financial, LLC. To learn more visit: www.credova.com/financingproviders. Not all financing products are available in all 50 states.

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 13

PublicSquare

Acquisition Positions PublicSquare to Own the Infrastructure of the Parallel Economy


New Revenue Opportunities
PublicSquare


Bring PublicSquare into Point of Sale with Brick & Mortar


Expand into B2B Financing


Build Uncancellable Payments Platform

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 14

Expected Cost Savings Unlocked by the Combined Platform Investor Presentation | March 2024 15 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others. eCommerce Transaction Fee Optimization Integrated Merchant Onboarding Across Platform Centralized Administrative & Marketing Efforts Multiple Cost Synergies Across the Platform

PublicSquare

Transaction Supports PublicSquare Marketplace Value Proposition

- The Acquisition of Credova solidifies the economic engine of the parallel economy
- Transaction brings together two values-aligned companies and their like-minded management, merchants, and consumers into a single combined marketplace and payments platform
- PublicSquare becomes the uncancellable economic ecosystem for up to 100 million patriotic Americans ready to shop their values

Own the Infrastructure of the Parallel Economy


PublicSquare

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 16

PublicSquare

PublicSquare 2024 Outlook


11:33
Cart
Archangel Arms
Saturn
4×32...
$249.99
reg. $300.00
Remove
Qty 1
Peak Readiness
TRU-BRITE 30
Series Scope
Y/1-4×
$135.99
Remove
Qty 1
Order Summary

Revenue[1]

- Year-End 2024 Exit Run-Rate Revenue of approximately $47 million to $53 million before consideration for merger synergies

Profitability

- EveryLife to reach and maintain cash flow positivity by the end of 2024
- Credova adds revenues, expected to remain cash flow positive in 2024 before consideration for synergies
- PublicSquare will strategically spend on development and marketing to support ongoing growth of marketplace and advertising platforms

Product

- New EveryLife products launching in 2024
- New personal product brand launching in 2024
- Launch development of PSQ Payments Platform to protect merchants from cancellation, building upon existing Credova network
- Expand through acquisition into adjacent business segments fulfilling merchant and customer demands

Cash Position

- Cash generated from profitable segments and proposed investment by PublicSquare directors/affiliates anticipated to support accelerated growth including unlocking transaction synergies and building PSQ Payments platform
- Expect to exit 2024 with approximately $8 million to $10 million of cash on the consolidated balance sheet

1. PublicSquare 2024 Outlook assumes Exit Run Rate Revenue is defined as December 2024 GAAP Revenue annualized (annualized projected revenue of PSQ based on projected revenue for December 2024 times twelve) resulting from the existing businesses.

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 17

Appendix Search. Share. Shop.

PublicSquare

Credova Supplemental Financial Information

(Historical Performance 2022 Audited vs 2023 Unaudited)

Non-GAAP Reconciliation	CY2022	CY2023
Net Income / (Loss)	**($6.8)**	**($0.1)**
(+) Amortization of Capitalized Software	2.0	0.9
(+) Depreciation of Lease Merchandise	0.5	--
(+) Depreciation of Vehicles & Equipment	0.1	0.1
(+) Amortization of Deferred Financing Costs	0.3	0.1
(+) Amortization of Debt Discount	0.7	--
(+) Interest Expense	4.5	3.0
(-) Revolving Loan Facility Interest Expense	(3.3)	(1.8)
(-) Revolving Loan Facility Debt Issuance Costs	(0.1)	--
(+) Tax Expense / (Benefit)	(0.5)	--
Adjusted EBITDA	**(2.7)**	**$2.3**
(-) Tax Expense / (Benefit)	$0.5	--
(+) Provision for Loan & Lease Losses	4.1	2.0
(+) Deferred Income Tax	(0.5)	--
Change in Operating Assets & Liabilities		
Prepaid Expenses and Other Assets	0.3	0.3
Accounts Payable	0.8	(0.3)
Accrued Liabilities	(0.1)	0.1
Income Tax Payable	(0.2)	--
Origination of loans and leases for resale	(33.4)	(47.2)
Proceeds from sale of loans and leases for resale	38.2	53.2
Gain on sale of loans and leases from resale	(4.8)	(6.0)
Disbursements of Loans Receivable	(34.2)	(13.1)
Principal Paydown of Loans Receivable	32.0	19.5
Net Change in Lease Merchandise	1.8	--
Purchase of Vehicles & Equipment	(0.4)	--
Purchase of Capitalization Software	(0.9)	(0.4)
Net Payment in Revolving Loan Facility	(2.4)	(8.7)
Free Cash Flow	**(1.9)**	**1.6**
(-) Interest Expense (Net for Revolving Loan Facility Interest)	(1.2)	(1.3)
Free Cash Flow to Equityholders	**($3.1)**	**$0.3**

~$9 million of subordinated notes canceled and repaid or exchanged with more favorable interest rate convertible notes as part of the merger transaction


Credova Cash & Cash Equivalents [1]
($ in millions)
$0.8
$1.3
12/31/22
12/31/23


Credova Revolving Loan Facility Outstanding [2]
($ in millions)
$14.7
$5.9
12/31/22
12/31/23

1. Credova cash and cash equivalents excludes restricted cash of $0.3M in 2022 and $0.2M in 2023
2. Credova revolver total capacity of $10 million

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 19

PublicSquare

PublicSquare is changing everything.

PublicSquare is the marketplace that empowers like-minded, patriotic Americans to discover and support small businesses that share their values and embrace excellence, classic American principles, and meritocracy.

65% of Americans say that they're very or extremely proud to be an American.[1]

Corporate America's recent embrace of progressive ideas such as DEI and ESG has left many patriotic Americans wondering where they can spend their hard-earned money in alignment with their values.

71% of Americans say they prefer buying from companies that share their values.[2]

Through the PublicSquare app and web experiences, customers can search for, shop, and share these freedom-loving companies and products, both locally and online.

America's Marketplace

Discover patriotic alternatives to your favorite purchases on the PublicSquare marketplace.

1. Source(s): Statista: How proud are you to be an American (November 2022), GS Strategy Group: Responsible Corporate Leadership Survey (December 2019)
2. Source(s): 5W Consumer Culture Report (2020)

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 20

PublicSquare

Our Data Driven Business Model


Member Data
& Analytics

- Small / Medium Sized Business B2B Offerings
- Payments and Financing
- PSQ Users & Businesses Lists
- Local Business Search
- Private Label D2C Offerings
- Targeted Advertising Platform
- eCommerce Sales Platform

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 21

PublicSquare

Disconnect Between the Values of Large Corporations and Patriotic Consumers Creates Significant Market Opportunity


SERVING AN UNADDRESSED MARKET
PublicSquare
100M+ Americans are increasingly ignored by these platforms and marketplaces[1]
THRIVE MARKET
$1.6B Mkt Cap
amazon
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PROGRESSIVE PRIORITIES
TRADITIONAL, PRO-AMERICA VALUES

1. Based on the latest private market valuation shown by PitchBook as of August 31, 2023

© 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Investor Presentation | March 2024 22

We Believe We are united in our commitment to freedom and truth — that’s what makes us Americans. We will always protect the family unit and celebrate the sanctity of every life. We believe small businesses and the communities who support them are the backbone of our economy. We believe in the greatness of this Nation and will always fight to defend it. Our Constitution is non - negotiable — government isn’t the source of our rights, so it can’t take them away. Investor Presentation | March 2024 23 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Condensed Consolidated Balance Sheets Investor Presentation | March 2024 24 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Condensed Consolidated Statements of Operations Investor Presentation | March 2024 25 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Condensed Consolidated Statements of Cash Flows Investor Presentation | March 2024 26 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.

Segments As of December 31, 2023, the Company’s operating and reportable segments include: Marketplace: PSQ has created a marketplace platform to access consumers that are drawn to patriotic values. The Company generates revenue from advertising and eCommerce transactions. Brands: The first wholly - owned brand is EveryLife, Inc., which generates revenue from online sales of diapers and wipes. Adjusted EBITDA is defined as earnings (loss) from operations less depreciation and amortization, share based compensation and transaction costs. Earnings (loss) from operations excludes interest, interest expense, gain (loss) on sale of equipment, change in fair value of financial instruments and other expenses. The Company believes that Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses. Segment performance, as defined by the Company, is not necessarily comparable to other similarly titled captions of other companies. The tables to the right set forth the Company’s revenues, net and adjusted EBITDA for the year ended December 31, 2023 and 2022: Investor Presentation | March 2024 27 © 2024 PSQ Holdings, Inc. (PublicSquare) or its affiliates. All rights reserved. Other names and brands may be claimed as the property of others.